UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2018 (September 6, 2018)

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37370	51-0394637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Arava St., pob 1026,

Airport City, Israel 7010000

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code  +972-3-600-9030

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On September 6, 2018 (the “Effective Date”), My Size Israel 2014 Ltd. (“My Size Israel”), a subsidiary of My Size, Inc. (the “Company”) entered into a SaaS Subscription Agreement (the “Agreement”) with Katz Ltd, an Israeli corporation (“Katz”) pursuant to which My Size Israel granted Katz a limited, non-exclusive, non-transferable and revocable license to use BoxSizeIDTM, a mobile application developed by the Company which enables customers to quickly and easily measure the size of a parcel to accurately calculate shipping fees (the “License”). In consideration for the License, Katz shall pay My Size Israel a nominal monthly fee for a minimum of 30 days at which time My Size Israel shall have the right to increase such fee upon 30 days’ prior written notice. The License shall be effective for a period of twelve months from the Effective Date (the “Initial Term”), unless earlier terminated pursuant to the terms of the Agreement. At the conclusion of the Initial Term, the Agreement shall automatically be renewed for successive one year periods, unless earlier terminated pursuant to the terms of the Agreement. Either party may terminate the Agreement by providing the other party 30 days’ prior written notice.

On September 6, 2018, the Company issued a press release announcing the execution of the Agreement. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release of My Size, Inc. dated September 6, 2018

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MY SIZE, INC.

Date: September 11, 2018	By:	/s/ Ronen Luzon
	Name:	Ronen Luzon
	Title:	Chief Executive Officer

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